Exhibit 10.19
2017 INCENTIVE PLAN
OF
CARRIZO OIL & GAS, INC.
EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT
THIS AGREEMENT (“Agreement”) is effective as of ______ ___, 20__ (the “Grant Date”), by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and _____________ (the “Grantee”).
The Company has adopted the 2017 Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective May 16, 2017 (as amended, modified or supplemented from time to time, the “Plan”), by this reference made a part hereof, for the benefit of eligible employees, directors and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.
Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the restricted stock provided herein in order to provide Grantee with additional remuneration for services rendered, to encourage Grantee to remain in the employ of the Company or its Subsidiaries and to increase Grantee’s personal interest in the continued success and progress of the Company.
The Company and Grantee therefore agree as follows:
1.Grant of Restricted Stock. Subject to the terms and conditions herein, effective as of the Grant Date, the Company hereby awards to the Grantee, pursuant to the Plan, ____ shares of Common Stock of the Company, par value $.01 per share (the “Restricted Stock”). The Company will (i) register the shares of Restricted Stock in a book entry account in the stock register of the Company maintained by the Company’s transfer agent (the “Account”) in the name of the Grantee or (ii) issue to the Grantee stock certificates evidencing the shares of Restricted Stock, which certificates will be registered in the name of the Grantee and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock.
Any certificates issued that evidence the shares of Restricted Stock shall be held in custody by the Company or, if specified by the Committee, by a third party custodian or trustee, until the restrictions on such shares shall have lapsed, and, as a condition of this award of Restricted Stock, the Company may require that the Grantee deliver a stock power, duly endorsed in blank, relating to the shares of Restricted Stock.
2.    Restrictions; Vesting Schedule.
[Subject to the provisions of paragraph 3 hereof, the restrictions on the shares of Restricted Stock shall lapse and such shares shall vest in one-third increments (rounded up to the nearest whole number) on each of ____________, 20___, ____________, 20___ and ____________, 20___ (each, a “Vesting Date”); provided that (i) the Grantee remains in continuous employment with the Company or any Subsidiary (or the successor of any such company) through each Vesting Date and (ii) the Committee has certified that [Describe Performance Condition] (the “Performance Condition”) as of such Vesting Date. If the Committee does not certify that the Performance Condition was achieved, all Restricted Stock awarded under this Agreement shall be forfeited.]
[Subject to the provisions of paragraph 3 hereof, the restrictions on the shares of Restricted Stock shall lapse and such shares shall vest on the date (the “Vesting Date”) that the Committee certifies that [Describe Performance Condition] (the “Performance Condition”); provided that the Grantee remains in continuous employment with the Company or any Subsidiary (or the successor of any such company) through the Vesting Date. If the Committee does not certify that the Performance Condition was achieved, all Restricted Stock awarded under this Agreement shall be forfeited.]
[Subject to the provisions of paragraph 3 hereof, the restrictions on the shares of Restricted Stock shall lapse and such shares shall vest in one-third increments (rounded up to the nearest whole number) on each of ____________, 20___, ____________, 20___ and ____________, 20___ (each, a “Vesting Date”); provided that the Grantee remains in continuous employment with the Company or any Subsidiary (or the successor of any such company) through each Vesting Date.]
[Subject to the provisions of paragraph 3 hereof, the restrictions on the shares of Restricted Stock shall lapse and such shares shall vest with respect to all of such shares awarded hereunder on  ____________, 20___ (the “Vesting Date”); provided that the Grantee remains in continuous employment with the Company or any Subsidiary (or the successor of any such company) through the Vesting Date.]
Notwithstanding the foregoing, subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary (the “Employment Agreement”), upon a Change in Control while the Grantee remains in continuous employment of the Company or any Subsidiary, the restrictions on all unvested Restricted Stock shall immediately lapse and such occurrence shall be deemed a Vesting Date for purposes of this Agreement.
As soon as practicable but in no event later than thirty (30) days following the occurrence of a Vesting Date as to any portion of the Restricted Stock, the Company will cause to be removed from the Account the restrictions or cause a new certificate evidencing such number of shares of Common Stock to be delivered to the Grantee, free of the legend regarding transferability; provided that the Company shall not be obligated to issue any fractional shares of Common Stock.
3.    Termination of Employment; Forfeiture. Upon termination of the Grantee’s employment with the Company or any Subsidiary (or the successor of any such company) as a result of the death of the Grantee, the restrictions on the shares of Restricted Stock shall lapse and such shares shall vest. Upon termination of the Grantee’s employment with the Company or any Subsidiary (or the successor of any such company) for any reason other than death, all shares of Restricted Stock as to which the restrictions thereon have not previously lapsed shall be immediately forfeited to the Company; subject, however, to the provisions of any Employment Agreement.

[Notwithstanding the provisions of any Employment Agreement, if (a) a Change in Control has not occurred and (b) the Grantee (i) is terminated without Cause (as may be defined in such Employment Agreement) or (ii) resigns for Good Reason (as may be defined in such Employment Agreement) prior to the satisfaction of the Performance Condition, then the restrictions on the Restricted Stock shall not lapse unless and until the Performance Condition is satisfied].
4.    Voting and Dividend Rights. During the period in which the restrictions provided herein are applicable to the Restricted Stock, the Grantee shall have the right to vote the shares of Restricted Stock. Subject to the forfeiture condition described below, Grantee shall be entitled to receive any cash dividends paid with respect to the Restricted Stock during the Restriction Period, but such dividends shall be held by the Company and paid, without interest, within 10 days following the occurrence of the applicable Vesting Date with respect to the underlying shares of Restricted Stock. In the event shares of Restricted Stock are forfeited, cash dividends paid with respect to such shares during the Restriction Period shall also be forfeited. Any dividend or distribution payable with respect to shares of Restricted Stock that shall be paid or distributed in shares of Common Stock shall be subject to the same restrictions provided for herein, and the shares so paid or distributed shall be deemed Restricted Stock subject to all terms and conditions herein. Any dividend or distribution (other than cash or Common Stock) payable or distributable on shares of Restricted Stock, unless otherwise determined by the Committee, shall be subject to the terms and conditions of this Agreement to the same extent and in the same manner as the Restricted Stock is subject; provided that the Committee may make such modifications and additions to the terms and conditions (including restrictions on transfer and the conditions to the timing and degree of lapse of such restrictions) that shall become applicable to such dividend or distribution as the Committee may provide in its absolute discretion.
5.    Mandatory Withholding of Taxes. Grantee acknowledges and agrees that the Company shall deduct from the shares of Common Stock and dividends otherwise payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value) on the applicable date that is equal to the amount of all federal, state and local taxes required to be withheld by the Company, as determined by the Committee. In the event the Company, in its sole discretion, determines that the Grantee’s tax obligations will not be satisfied under the methods otherwise expressly described above and the Grantee does not provide payment to the Company in the form of cash or shares of Common Stock (valued at their Fair Market Value) sufficient to satisfy any withholding obligations, then the Grantee, subject to compliance with the Company’s insider trading policies, authorizes the Company or the Company’s Stock Plan Administrator, currently UBS Financial Services Inc., to (i) sell a number of shares of Common Stock issued or outstanding pursuant to the Award, which number of shares of Common Stock the Company determines has at least the market value sufficient to meet the tax withholding obligations, plus additional shares of Common Stock to account for rounding and market fluctuations and (ii) pay such tax withholding to the Company. The shares of Common Stock may be sold as part of a block trade with other Participants such that all Participants receive an average price. [With the consent of the Committee, the Grantee may elect to have the Company withhold or purchase, as applicable, from shares of Common Stock or cash that would otherwise be payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value) equal to the product of the maximum federal marginal rate that could be applicable to the Grantee and the Fair Market Value of the shares of Common Stock or cash otherwise payable or deliverable, as applicable.]
6.    Restrictions Imposed by Law. Without limiting the generality of Section 16 of the Plan, the Grantee agrees that the Company will not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such exercise or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
7.    Assignability. Except as expressly provided herein, the shares of Restricted Stock are not transferable (voluntarily or involuntarily) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”), and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the shares of Restricted Stock shall be immediately forfeited.
Notwithstanding the foregoing, the shares of Restricted Stock are transferable by the Grantee to (i) the spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety‑nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”). Subsequent transfers of a transferred shares of Restricted Stock shall be prohibited except by will or the laws of descent and distribution or pursuant to a QDRO, unless such transfers are made to the original Grantee or a person to whom the original Grantee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the shares of Restricted Stock shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Grantee” shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Grantee.
8.    Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid to the following address:
Carrizo Oil & Gas, Inc.
500 Dallas Street, Suite 2300
Houston, Texas 77002
Attention: Human Resources

with a copy to:
Carrizo Oil & Gas, Inc.
500 Dallas Street, Suite 2300
Houston, Texas 77002
Attention: Law Department
Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, shall be sent by first class mail, postage prepaid, to Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address, or shall be sent to the Grantee’s e‑mail address specified in the Company’s records.
9.    Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee’s employment at any time, with or without cause; subject, however, to the provisions of any Employment Agreement.
10.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas. Any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Southern District of Texas, Houston Division, or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Harris County, Texas. Each of the Grantee and the Company consents to the jurisdiction of any such court in any such suit, action, or proceeding and waives any objection that it may have to the laying of venue of any such suit, action, or proceeding in any such court.
11.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all exhibits and schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
12.    Duplicate Originals. The Company and the Grantee may execute any number of copies of this Agreement. Each executed copy shall be an original, but all of them together represent the same agreement.

13.    Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
14.    Entire Agreement. Subject to the provisions of any Employment Agreement, Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Restricted Stock and replaces and makes null and void any prior agreements, oral or written, between Grantee and the Company regarding the Restricted Stock. To the extent of any conflict between this Agreement and any Employment Agreement, the terms of such Employment Agreement shall control[; provided, however, that the parties acknowledge and agree that to the extent set forth in the last sentence of paragraph 3, the provisions of this Agreement modify and supersede the terms of such Employment Agreement with respect to the consequences to this award of Restricted Stock of a termination of employment without Cause or a resignation for Good Reason prior to a Change in Control].
15.    Excise Taxes. Subject to the provisions of any Employment Agreement and notwithstanding anything to the contrary in this Agreement, if the Grantee is a “disqualified individual” (as defined in Code Section 280G(c)), and the payments and benefits provided for under this Agreement, together with any other payments and benefits which the Grantee has the right to receive from the Company or any of its affiliates or any party to a transaction with the Company or any of its affiliates, would constitute a “parachute payment” (as defined in Code Section 280G(b)(2)), then the payments and benefits provided for under this Agreement shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Grantee from the Company and its affiliates will be one dollar ($1.00) less than three times the Grantee’s “base amount” (as defined in Code Section 280G(b)(3)) and so that no portion of such amounts and benefits received by the Grantee shall be subject to the excise tax imposed by Code Section 4999 or (b) paid in full, whichever produces the better net after-tax position to the Grantee (taking into account any applicable excise tax under Code Section 4999 and any other applicable taxes). The reduction of payments and benefits hereunder, if applicable, shall be made by reducing payments or benefits to be paid hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time). The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made by a nationally recognized accounting firm selected by the Company. If a reduced payment or benefit is made or provided and through error or otherwise that payment or benefit, when aggregated with other payments and benefits from the Company (or its affiliates) used in determining if a parachute payment exists, exceeds one dollar ($1.00) less than three times the Grantee’s base amount, then the Grantee shall immediately repay such excess to the Company upon notification that an overpayment has been made. For the avoidance of doubt, if any Employment Agreement contains specific provisions relating to Code Section 280G and Code Section 4999, then this paragraph 15 shall not apply to the Restricted Stock.

16.    Grantee Acceptance. Grantee shall signify acceptance of the terms and conditions of this Agreement by executing this Agreement and returning an executed copy to the Company.

CARRIZO OIL & GAS, INC.

By:
S.P. Johnson, IV
President

ACCEPTED:

Grantee